Exhibit 99.1

Q4 FY2024 Earnings Call June 20, 2024

2 Safe Harbor and B asis of Presentation Forward - Looking Statement Safe Harbor — This presentation includes “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can generally identify forward - looking statements by the Company’s use of forward - looking terminology such as “anticipate,” “bel ieve,” “confident,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” or “should,” or the negative thereof or other variations th ere on or comparable terminology. In particular, statements about the markets in which GMS operates and our products, including potential or expected growth in those markets and products, the eco nom y generally, our ability to continue successfully navigating the evolving operating environment and executing our business, strategic initiatives and priorities and growth pot ent ial, closing of acquisitions and integration of such acquisitions, future M&A and greenfields, inflation, capital structure, pricing (including but not limited to, fluctuations i n c ommodity pricing), volumes, net sales, organic sales, gross margins, incremental EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, capital expenditures, free cash flow, future financial per formance and liquidity, and the ability of the Company to grow stronger contained in this presentation may be considered forward - looking statements. Statements about our expectations, beliefs, plans, strategies, objectives, prospects, assumptions or future events or performance may be considered forward - looking statements. The Company has based forward - looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections ar e reasonable, such forward - looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. Forward - looking st atements involve risks and uncertainties, including, but not limited to, those described in the “Risk Factors” section in the Company’s most recent Annual Report on Form 10 - K, and in it s other periodic reports filed with the SEC. In addition, the statements in this release are made as of June 20, 2024. The Company undertakes no obligation to update any of the forward - looki ng statements made herein, whether as a result of new information, future events, changes in expectation or otherwise. These forward - looking statements should not be relied upon as representing the Company’s views as of any date subsequent to June 20, 2024. Use of Non - GAAP and Adjusted Financial Information — To supplement GAAP financial information, we use adjusted measures of operating results which are non - GAAP measures. This non - GAAP adjusted financial information is provided as additional information for investors. These adjusted results exclude certain costs, expenses, gains and losses, and we believe their exclusion can enhance an overall understanding of our past financial performance and also our prospects for the fu ture. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of our operating performance by excl udi ng non - recurring, infrequent or other non - cash charges that are not believed to be material to the ongoing performance of our business. The presentation of this additional inf ormation is not meant to be considered in isolation or as a substitute for GAAP measures of net income, diluted earnings per share or net cash provided by (used in) operating activities pr epared in accordance with generally accepted accounting principles in the United States. Please see the Appendix to this presentation for a further discussion on these non - GAAP measure s and a reconciliation of these non - GAAP measures to the most directly comparable GAAP measures.

Q4 Fiscal 2024 At a Glance

Comparisons are to Q4 FY23

- **Net Sales of $1.41 billion, up 8.4%**

	Net Sales Q424	Net Sales Q423	Net Sales Change	Organic Sales Change
Wallboard	$ 586.1	$ 544.7	7.6%	6.0%
Ceilings	$ 188.9	$ 155.1	21.7%	11.4%
Steel Framing	$ 220.5	$ 223.8	-1.5%	-5.1%
Complementary Products	$ 417.6	$ 380.5	9.8%	3.5%
Total	$ 1,413.0	$ 1,304.1	8.4%	4.0%

U.S. Wallboard Volume For GMS

Single-Family – Up 7.6%

Commercial – Up 8.7%

Multi-Family – Up 5.4%

- **Cash from operations and Free Cash Flow[1] remained strong in the quarter at $204.2 million and $186.7 million, respectively**
- **Net income of $56.4 million compared to $75.6 million; Net income margin was 4.0% compared to 5.8%**
- **Adjusted EBITDA[1] of $146.6 million, compared to $154.3 million**


Q4 FY24 Net Sales
Complementary Products 30%
Wallboard 41%
Steel Framing 16%
Ceilings 13%

- **Volume growth across all four major product categories**
- **High levels of multi-family and commercial activity**
- **An improved single-family backdrop**
- **Resilient pricing in Wallboard, Ceilings and Complementary Products**
- **Positive contributions from acquisitions**

[1]For a reconciliation of Adjusted EBITDA and Free Cash Flow to the most directly comparable GAAP metrics, see Appendix.

3

4 Drive Improved Productivity & Profitability Strategic Growth Priorities – Q4 FY24 Update Capitalize on existing fixed investments in locations & equipment where we are underpenetrated or below expected share Grow Complementary Product opportunities to diversify and profitably expand our product offerings Expand the platform through accretive acquisition and greenfield opportunities, balanced with debt reduction priorities Leverage our scale and employ technology and best practices to deliver a best - in - class customer experience with an aim to further profit improvement Expand Share in Core Products Grow Complementary Products Platform Expansion • The Gypsum Association, Steel Framing Industry Association and ceilings manufacturers’ data all indicate that GMS continued to gain share • Q424 was the 16th consecutive quarter of year - over - year growth for our Complementary Products • Focus areas Tools & Fasteners, EIFS/Stucco and Insulation continued to outperform the broader category • Closed Kamco Supply Corporation acquisition • Subsequent to the end of the quarter, we acquired Howard & Sons Building Materials and entered into an agreement to purchase Yvon Building Supply and affiliated companies • Solid pipeline of M&A opportunities in both our core and complementary product lines • Equipping yard operators with the right tools and technologies continues to improve the efficiency of their operations. • Consolidation of legacy legal entities is reducing organizational and process complexity, along with costs, while also leveraging the standardization of product, vendor, customer and other operational data across the business

5 Per Day Sales Highlights – Q4 FY24 U.S. Per Day Residential Sales Q424 Net Sales Per Day $ 1.4 B Per Day Net Sales 2.1% U.S. Per Day Commercial Sales 6.0% 2.7% 6.7% • Positive growth in demand for commercial, multi - family and single - family drove volume increases in all of our major product categories • Deflationary pricing in Steel Framing reduced total net sales by an estimated $29 million for the quarter Multi - family per day sales Single - family per day sales 2.8% 2.4% 2.7% 1 Given the wide breadth of offerings and units of measure in Complementary Products, detailed price vs volume reporting is not av ailable at a consolidated level. 1 1

6 $424.5 $451.2 32.5% 31.9% 31.0% 31.5% 32.0% 32.5% 33.0% 33.5% $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 $500 Fiscal Q4 2023 Fiscal Q4 2024 Gross Profit Gross Margin ($ mm) Solid Results Despite Deflationary Steel Pricing * For a reconciliation of Adjusted SG&A, Adjusted EBITDA and Adjusted EBITDA Margin to the most directly comparable GAAP metric s, see Appendix. $272.4 $307.9 20.9% 21.8% 18.0% 18.5% 19.0% 19.5% 20.0% 20.5% 21.0% 21.5% 22.0% 22.5% 23.0% 23.5% 24.0% 24.5% $0 $50 $100 $150 $200 $250 $300 Fiscal Q4 2023 Fiscal Q4 2024 Adj. SG&A* Adj. SG&A* as % of Sales ($ mm) $154.3 $146.6 11.8% 10.4% 9.0% 9.5% 10.0% 10.5% 11.0% 11.5% 12.0% 12.5% 13.0% 13.5% $0 $50 $100 $150 $200 Fiscal Q4 2023 Fiscal Q4 2024 Adj. EBITDA* Adj. EBITDA Margin* ($ mm) Gross Profit & Gross Margin Gross Profit up year - over - year, reflecting improved volumes. Gross margin down primarily due to the impact of steel price deflation. Also, gross margin included the negative impact of non - cash purchase accounting adjustments during Q424. SG&A SG&A expense as a percentage of sales increased 80 basis points. 55 basis points of the increase was due to reduced revenue from product price deflation. The remaining variance was due to increased wages, benefits, and other costs, primarily due to higher volumes, and from our recently opened greenfields and acquisitions. Net Income & Adj. EBITDA * Net income decreased 25.4% YOY to $56.4M, including a 4.6% increase in interest expense and a 17.1% increase in income tax expense. Net income margin was 4.0% Adjusted EBITDA * was $146.6 million with 10.4% Adjusted EBITDA margin.

Attractive Capital Structure Supports Strategic Priorities

$204.2M

Q424
Cash from Operations

$186.7M

Q424
Free Cash Flow[1]

Substantial Liquidity

- $166.1 million of cash on hand
- $655.9 million available under our revolving credit facility

Share Repurchases

- Repurchased 174.6K shares for $16.0 million during Q424
- $200.5 million of repurchase authorization remaining at 04/30/24



Debt/Lease Payments 9%
Acquisitions 60%
Share Repurchases 20%
Capital Expenditures 11%
3-Year Historical Use of Cash4

For Fiscal Years 2022, 2023 and 2024



LTM Net Debt / PF Adjusted EBITDA2
1.4x
1.5x
1.5x
1.5x
1.7x
04/30/2023
07/31/2023
10/31/2023
01/31/2024
04/30/2024



Debt3 Maturity Schedule
$ in millions
$51
$45
$40
$303
$22
$830
FY25
FY26
FY27
FY28
FY29
Thereafter

1. For a reconciliation of free cash flow to cash provided by operating activities, the most directly comparable GAAP metric, see Appendix.
2. For detail, including a reconciliation of Pro Forma Adjusted EBITDA to net income, the most directly comparable GAAP metric, see Appendix.
3. Debt includes First Lien Term Loan, ABL Facility, Senior Notes, Finance Leases & Installment Notes.
4. Includes cash used for Capital Expenditures, Acquisitions, Share Repurchases, Payments on Principal on Long-Term Debt and Payments on Principal on Finance Lease Obligations for fiscal years 2022, 2023 and 2024.
5. Balance sheet, capital structure and share repurchase authorization references are as of 04/30/2024.

GMS
GYPSUM MANAGEMENT & SUPPLY, INC.

7

8 End Market & Product - Level Expectations Product Category Q1 FY25 YOY Volume Expectations Q1 FY25 YOY Price/Mix Expectations Wallboard • Single - family: Up mid single digits • Multi - family: Flat to up slightly • Commercial: Up low - single digits • Total Wallboard: Up low - to - mid single digits Approximately flat Ceilings Up low - to - mid teens Up low - to - mid single digits Steel Framing Up low - to - mid single digits Down low teens Complementary Products Total sales growth in Complementary Products, including the benefits of recent acquisitions, is expected to be in the mid - single digits Note: There will be an equal number of selling days in Q125 as compared with Q124. Also, the projections above do not include any potential benefits from the Yvon transaction, which is expected to close in ea rly July 2024.

Consolidated Expectations

Metric for Q1 FY25	Q1 FY25 Expectation
Net Sales	Up mid-single digits YOY
Gross Margin	~31.5%
Net Income	$77 million - $79 million
Adjusted EBITDA[1]	$160 million - $165 million

Metric for Full Year FY25	Full Year FY25 Expectation
Interest Expense	~ $72 million - $74 million
Capital Expenditures	~ $50 million - $55 million
Free Cash Flow[1]	~ 55% - 60% of FY25 Adj. EBITDA[1]
Tax Rate[2]	~ 26%

Note: There will be an equal number of selling days in Q125 as compared with Q124.
Also, the projections above do not include any potential benefits from the Yvon transaction, which is expected to close in early July 2024.



GMS
GYPSUM MANAGEMENT & SUPPLY, INC.

[1]For a reconciliation of Adjusted EBITDA, Adjusted Net Income or Free Cash Flow to the most directly comparable GAAP metrics, see Appendix.
[2]Tax rate refers to the normalized cash tax rate excluding the impact of acquisition accounting and certain other deferred tax amounts.

9

10 Appendix

11 Summary Quarterly Financials (In millions) 1Q23 2Q23 3Q23 4Q23 FY23 1Q24 2Q24 3Q24 4Q24 FY24 (Unaudited) Wallboard Volume (MSF) 1,191 1,232 1,058 1,130 4,611 1,204 1,231 1,101 1,234 4,769 Wallboard Price ($ / '000 Sq. Ft.) 438$ 474$ 473$ 481$ 467$ 475$ 476$ 473$ 475$ 475$ Wallboard 522$ 585$ 501$ 545$ 2,152$ 571$ 585$ 521$ 586$ 2,263$ Ceilings 167 160 147 155 629 175 175 156 189 695 Steel framing 275 278 234 224 1,011 237 232 203 220 893 Complementary products 396 409 353 380 1,538 426 428 379 418 1,651 Net sales 1,360 1,431 1,235 1,304 5,329 1,410 1,421 1,258 1,413 5,502 Cost of sales 925 966 832 880 3,603 959 962 844 962 3,727 Gross profit 435 465 402 424 1,726 451 459 415 451 1,775 Gross margin 32.0% 32.5% 32.6% 32.5% 32.4% 32.0% 32.3% 33.0% 31.9% 32.3% Operating expenses: Selling, general and administrative expenses 268 279 267 280 1,094 287 301 296 316 1,199 Depreciation and amortization 32 32 31 31 127 32 33 33 36 133 Total operating expenses 300 311 299 311 1,221 319 334 328 351 1,332 Operating income 135 153 103 114 505 132 125 86 100 443 Other (expense) income: Interest expense (15) (16) (17) (18) (66) (19) (19) (19) (19) (75) Write-off of discount and deferred financing costs - - - - - (1) - - (1) (2) Other income, net 2 2 2 3 8 2 2 2 3 9 Total other expense, net (13) (14) (15) (16) (58) (18) (17) (17) (17) (69) Income before taxes 122 139 88 98 448 114 108 69 83 374 Income tax expense 32 36 24 23 115 27 27 17 27 98 Net income 90$ 103$ 65$ 76$ 333$ 87$ 81$ 52$ 56$ 276$ Business Days 63 65 62 63 253 64 65 62 64 255 Net Sales by Business Day 21.6$ 22.0$ 19.9$ 20.7$ 21.1$ 22.0$ 21.9$ 20.3$ 22.1$ 21.6$ Beginning Branch Count 286 289 291 297 286 304 305 308 311 304 Added Branches 3 2 6 7 18 1 3 3 5 12 Ending Branch Count 289 291 297 304 304 305 308 311 316 316

Quarterly Cash Flows

($ in millions)
(Unaudited)

	1Q23	2Q23	3Q23	4Q23	FY23	1Q24	2Q24	3Q24	4Q24	FY24
Net income	$ 89.5	$ 103.2	$ 64.8	$ 75.6	$ 333.0	$ 86.8	$ 81.0	$ 51.9	$ 56.4	$ 276.1
Non-cash changes & other changes	8.9	63.3	21.8	62.0	155.9	(12.3)	48.2	27.5	81.1	144.5
Changes in primary working capital components:										
Trade accounts and notes receivable	(69.6)	(63.8)	105.3	(8.9)	(37.0)	(38.2)	(51.1)	92.1	(29.3)	(26.5)
Inventories	(28.7)	(3.6)	(2.4)	17.9	(16.8)	(1.4)	21.6	(20.3)	17.1	17.0
Accounts payable	(4.4)	8.2	(55.3)	58.2	6.7	(28.3)	18.4	(47.0)	79.0	22.2
Cash provided by (used in) operating activities	**(4.4)**	**107.3**	**134.1**	**204.8**	**441.7**	**6.6**	**118.1**	**104.3**	**204.2**	**433.2**
Purchases of property and equipment	(10.9)	(10.7)	(11.6)	(19.4)	(52.7)	(13.5)	(16.0)	(10.2)	(17.5)	(57.2)
Proceeds from sale of assets	0.3	0.6	0.8	1.2	2.9	1.0	0.7	0.2	0.7	2.7
Acquisitions of businesses, net of cash acquired	(2.6)	(0.0)	(17.8)	(41.3)	(61.7)	(39.0)	(17.0)	0.6	(320.8)	(376.2)
Cash (used in) investing activities	**(13.3)**	**(10.1)**	**(28.6)**	**(59.5)**	**(111.5)**	**(51.5)**	**(32.3)**	**(9.4)**	**(337.6)**	**(430.8)**
Cash provided by (used in) financing activities	**22.2**	**(77.4)**	**(43.8)**	**(166.7)**	**(265.6)**	**(39.1)**	**(89.7)**	**(83.9)**	**212.2**	**(0.4)**
Effect of exchange rates	0.2	(2.2)	0.8	(0.6)	(1.8)	0.7	(1.1)	0.8	(1.1)	(0.6)
Increase (decrease) in cash and cash equivalents	4.7	17.6	62.5	(21.9)	62.8	(83.3)	(4.9)	11.8	77.8	1.4
Balance, beginning of period	101.9	106.6	124.2	186.7	101.9	164.7	81.4	76.5	88.3	164.7
Balance, end of period	**$ 106.6**	**$ 124.2**	**$ 186.7**	**$ 164.7**	**$ 164.7**	**$ 81.4**	**$ 76.5**	**$ 88.3**	**$ 166.1**	**$ 166.1**
Supplemental cash flow disclosures:										
Cash paid for income taxes	$ 3.2	$ 57.6	$ 24.9	$ 24.7	$ 110.4	$ 3.2	$ 66.1	$ 24.4	$ 26.7	$ 120.4
Cash paid for interest	$ 17.8	$ 11.5	$ 19.9	$ 12.6	$ 61.8	$ 21.9	$ 13.5	$ 22.0	$ 13.5	$ 70.8

	1Q23	2Q23	3Q23	4Q23	FY23	1Q24	2Q24	3Q24	4Q24	FY24
Cash provided by (used in) operating activities	$ (4.4)	$ 107.3	$ 134.1	$ 204.8	$ 441.7	$ 6.6	$ 118.1	$ 104.3	$ 204.2	$ 433.2
Purchases of property and equipment	(10.9)	(10.7)	(11.6)	(19.4)	(52.7)	(13.5)	(16.0)	(10.2)	(17.5)	(57.2)
Free cash flow [(1)]	**$ (15.3)**	**$ 96.5**	**$ 122.5**	**$ 185.4**	**$ 389.1**	**$ (6.9)**	**$ 102.1**	**$ 94.1**	**$ 186.7**	**$ 376.0**

GMS
GYPSUM MANAGEMENT & SUPPLY, INC.

(1) Free cash flow is a non-GAAP financial measure defined as net cash provided by (used in) operations less capital expenditures. Differences may occur due to rounding.

12

13 Q4 2024 Net Sales 1. Organic net sales growth calculation excludes net sales of acquired businesses until first anniversary of acquisition date an d i mpact of foreign currency translation. ($ in millions) (Unaudited) FY24 FY23 Reported Organic (1) Organic (1) 1,356.3$ 1,304.1$ Acquisitions 57.1 - Fx Impact (0.4) - Total Net Sales 1,413.0$ 1,304.1$ 8.4% 4.0% Wallboard 586.0$ 544.7$ 7.6% 6.0% Ceilings 188.9 155.1 21.7% 11.4% Steel Framing 220.5 223.8 (1.5%) (5.1%) Complementary Products 417.6 380.5 9.8% 3.5% Total Net Sales 1,413.0$ 1,304.1$ 8.4% 4.0% Fiscal Q4 Variance

Quarterly Net Income to Adjusted EBITDA

Reconciliation

($ in 000s) (Unaudited)		1Q23	2Q23	3Q23	4Q23	FY23	1Q24	2Q24	3Q24	4Q24	FY24
Net Income		$ 89,470	$ 103,153	$ 64,775	$ 75,593	$ 332,991	$ 86,830	$ 80,957	$ 51,905	$ 56,387	$ 276,079
Add: Interest Expense		14,661	16,055	16,943	18,184	65,843	18,914	18,742	18,784	19,021	75,461
Add: Write off of debt discount and deferred financing fees		-	-	-	-	-	1,401	-	-	674	2,075
Less: Interest Income		(56)	(154)	(180)	(897)	(1,287)	(474)	(292)	(378)	(610)	(1,754)
Add: Income Tax Expense		32,030	35,995	23,697	22,790	114,512	26,734	27,205	17,468	26,680	98,087
Add: Depreciation Expense		14,993	15,058	15,162	15,964	61,177	16,327	16,963	17,276	18,640	69,206
Add: Amortization Expense		17,447	17,168	16,257	14,858	65,730	15,691	15,974	15,528	16,963	64,156
EBITDA		$ 168,545	$ 187,275	$ 136,654	$ 146,492	$ 638,966	$ 165,423	$ 159,549	$ 120,583	$ 137,755	$ 583,310
Adjustments											
Stock appreciation rights	(A)	2,344	3,230	314	1,815	7,703	1,218	401	1,789	1,983	5,391
Redeemable noncontrolling interests	(B)	495	340	368	(25)	1,178	480	184	461	302	1,427
Equity-based compensation	(C)	3,132	3,781	3,285	3,019	13,217	3,304	5,111	3,559	3,644	15,618
Severance and other permitted costs	(D)	352	379	(315)	2,372	2,788	406	882	1,033	307	2,628
Transaction costs (acquisition and other)	(E)	386	292	476	807	1,961	1,385	1,223	765	1,483	4,856
(Gain) loss on disposal of assets	(F)	(284)	81	(411)	(799)	(1,413)	(131)	(310)	(222)	(66)	(729)
Effects of fair value adjustments to inventory	(G)	44	135	457	487	1,123	302	140	8	1,183	1,633
Debt transaction costs	(H)	-	-	-	173	173	911	378	44	(13)	1,320
Total Adjustments		$ 6,469	$ 8,238	$ 4,174	$ 7,849	$ 26,730	$ 7,875	$ 8,009	$ 7,437	$ 8,823	$ 32,144
Adjusted EBITDA (as reported)		$ 175,014	$ 195,513	$ 140,828	$ 154,341	$ 665,696	$ 173,298	$ 167,558	$ 128,020	$ 146,578	$ 615,454
Net Sales		$1,359,553	$1,430,979	$1,234,618	$1,304,102	$5,329,252	$1,409,600	$1,420,930	$1,258,348	$1,413,029	$5,501,907
Adjusted EBITDA Margin		12.9%	13.7%	11.4%	11.8%	12.5%	12.3%	11.8%	10.2%	10.4%	11.2%

Commentary

A. Represents changes in the fair value of stock appreciation rights

B. Represents changes in the fair value of noncontrolling interests

C. Represents non-cash equity-based compensation expense related to the issuance of share-based awards

D. Represents severance expenses and certain other cost adjustments as permitted under the ABL Facility and the Term Loan Facility

E. Represents one-time costs related to acquisitions paid to third parties

F. Includes gains and losses from the sale and disposal of assets

G. Represents the non-cash cost of sales impact of purchase accounting adjustments to increase inventory to its estimated fair value

H. Represents expenses paid to third party advisors related to debt refinancing activities

GMS
GYPSUM MANAGEMENT & SUPPLY, INC.®

14

Net Income to Pro Forma Adjusted EBITDA

Reconciliation

($ in 000s) (Unaudited)		2024	2023	2022	2021	2020	2019	2018	2017
Net Income		$ 276,079	$ 332,991	$ 273,442	$ 105,560	$ 23,381	$ 56,002	$ 62,971	$ 48,886
Add: Interest Expense		75,461	65,843	58,097	53,786	67,718	73,677	31,395	29,360
Add: Write off of debt discount and deferred financing fees		2,075	-	-	4,606	1,331	-	74	7,103
Less: Interest Income		(1,754)	(1,287)	(163)	(86)	(88)	(66)	(177)	(152)
Add: Income Tax Expense		98,087	114,512	91,377	31,534	22,944	14,039	20,883	22,654
Add: Depreciation Expense		69,206	61,177	55,437	50,480	51,332	46,456	24,075	25,565
Add: Amortization Expense		64,156	65,730	63,795	57,645	65,201	71,003	41,455	43,675
EBITDA		$ 583,310	$ 638,966	$ 541,985	$ 303,525	$ 231,819	$ 261,111	$ 180,676	$ 177,091
Adjustments									
Impairment of goodwill				-	-	63,074	-	-	-
Stock appreciation rights	(A)	5,391	7,703	4,403	3,173	1,572	2,730	2,318	148
Redeemable noncontrolling interests	(B)	1,427	1,178	1,983	1,288	520	1,188	1,868	3,536
Equity-based compensation	(C)	15,618	13,217	10,968	8,442	7,060	3,906	1,695	2,534
Severance and other permitted costs	(D)	2,628	2,788	1,132	2,948	5,733	8,152	581	(157)
Transaction costs (acquisition and other)	(E)	4,856	1,961	3,545	1,068	2,414	7,858	3,370	2,249
(Gain) loss on disposal of assets		(729)	(1,413)	(913)	(1,011)	658	(525)	(509)	(338)
Effects of fair value adjustments to inventory	(F)	1,633	1,123	3,818	788	575	4,176	324	946
Gain on legal settlement		-	-	-	(1,382)	(14,029)	-	-	-
Change in fair value of financial instruments	(G)	-	-	-	-	-	6,395	6,125	382
Secondary public offerings	(H)	-	-	-	-	363	-	1,525	1,385
Debt transaction costs	(I)	1,320	173	-	532	-	678	1,285	265
Total Adjustments		$ 32,144	$ 26,730	$ 24,936	$ 15,846	$ 67,940	$ 34,558	$ 18,582	$ 11,138
Adjusted EBITDA (as reported)		$ 615,454	$ 665,696	$ 566,921	$ 319,371	$ 299,759	$ 295,669	$ 199,258	$ 188,229
Contributions from acquisitions	(J)	24,213	9,535	21,348	4,948	1,480	6,717	1,280	9,500
Pro Forma Adjusted EBITDA		$ 639,667	$ 675,231	$ 588,269	$ 324,319	$ 301,239	$ 302,386	$ 200,538	$ 197,729
Net Sales		$5,501,907	$5,329,252	$4,634,875	$3,298,823	$3,241,307	$3,116,032	$2,511,469	$2,319,146
Adjusted EBITDA margin (as reported)		11.2%	12.5%	12.2%	9.7%	9.2%	9.5%	7.9%	8.1%

Commentary

A. Represents changes in the fair value of stock appreciation rights

B. Represents changes in the fair value of noncontrolling interests

C. Represents non-cash equity-based compensation expense related to the issuance of share-based awards

D. Represents severance expenses and certain other cost adjustments as permitted under the ABL Facility and the Term Loan Facility

E. Represents one-time costs related to our initial public offering and acquisitions paid to third party advisors as well as costs related to the retirement of corporate stock appreciation rights

F. Represents the non-cash cost of sales impact of purchase accounting adjustments to increase inventory to its estimated fair value

G. Represents mark-to-market adjustments for derivative financial instruments

H. Represents one-time costs related to our secondary offerings paid to third party advisors

I. Represents expenses paid to third party advisors related to debt refinancing activities

J. Pro forma impact of earnings from acquisitions from the beginning of the LTM period to the date of acquisition, including synergies

GMS
GYPSUM MANAGEMENT & SUPPLY, INC.

15

16 Income Before Taxes to Adjusted Net Income Reconciliation Commentary A. Depreciation and amortization from the increase in value of certain long - term assets associated with the April 1, 2014 acquisition of the predecessor company and amortization of intangible assets from the acquisitions of Titan, Westside Building Materials, AMES Taping Tools, and Kamco Supply Corporation B. Normalized cash tax rate determined based on our estimated taxes excluding the impact of purchase accounting and certain other deferred tax amounts ($ in 000s) 4Q24 4Q23 (Unaudited) Income before taxes 83,067$ 98,383$ EBITDA adjustments 8,823 7,849 Write-off of debt discount and deferred financing fees 674 - Purchase accounting depreciation and amortization (A) 12,243 11,111 Adjusted pre-tax income 104,807 117,343 Adjusted income tax expense 26,726 28,749 Adjusted net income 78,081$ 88,594$ Effective tax rate (B) 25.5% 24.5% Weighted average shares outstanding: Basic 39,830 41,239 Diluted 40,539 41,913 Adjusted net income per share: Basic 1.96$ 2.15$ Diluted 1.93$ 2.11$

Reported SG&A to Adjusted SG&A

Reconciliation

(Unaudited)		1Q23	2Q23	3Q23	4Q23	FY2023	1Q24	2Q24	3Q24	3Q24	FY2024
($ in millions)											
SG&A - Reported		**$ 267.7**	**$ 279.0**	**$ 267.4**	**$ 279.8**	**$ 1,093.8**	**$ 286.8**	**$ 300.9**	**$ 295.7**	**$ 315.5**	**$ 1,198.9**
Adjustments											
Stock appreciation rights	(A)	(2.3)	(3.2)	(0.3)	(1.8)	(7.7)	(1.2)	(0.4)	(1.8)	(2.0)	(5.4)
Redeemable noncontrolling interests	(B)	(0.5)	(0.3)	(0.4)	0.0	(1.2)	(0.5)	(0.2)	(0.5)	(0.3)	(1.4)
Equity-based compensation	(C)	(3.1)	(3.8)	(3.3)	(3.0)	(13.2)	(3.3)	(5.1)	(3.6)	(3.6)	(15.6)
Severance and other permitted costs	(D)	(0.4)	(0.4)	0.3	(2.4)	(2.9)	(0.4)	(0.9)	(1.0)	(0.3)	(2.6)
Transaction costs (acquisition and other)	(E)	(0.4)	(0.3)	(0.5)	(0.8)	(2.0)	(1.4)	(1.2)	(0.8)	(1.5)	(4.9)
Gain (loss) on disposal of assets	(F)	0.3	(0.1)	0.4	0.8	1.4	0.1	0.3	0.2	0.1	0.7
Debt transaction costs	(G)	-	-	-	(0.2)	(0.2)	(0.9)	(0.4)	(0.0)	0.0	(1.3)
SG&A - Adjusted		**$ 261.3**	**$ 270.9**	**$ 263.6**	**$ 272.4**	**$ 1,068.1**	**$ 279.2**	**$ 293.0**	**$ 288.3**	**$ 307.9**	**$ 1,168.4**
Net Sales		**$ 1,359.6**	**$ 1,431.0**	**$ 1,234.6**	**$ 1,304.1**	**$ 5,329.3**	**$ 1,409.6**	**$ 1,420.9**	**$ 1,258.3**	**$ 1,413.0**	**$ 5,501.9**
Adjusted SG&A Margin		*19.2%*	*18.9%*	*21.4%*	*20.9%*	*20.0%*	*19.8%*	*20.6%*	*22.9%*	*21.8%*	*21.2%*

Commentary

A. Represents changes in the fair value of stock appreciation rights

B. Represents changes in the fair value of noncontrolling interests

C. Represents non-cash equity-based compensation expense related to the issuance of share-based awards

D. Represents severance expenses and certain other cost adjustments as permitted under the ABL Facility and the Term Loan Facility

E. Represents one-time costs related to acquisitions paid to third parties

F. Includes gains and losses from the sale and disposal of assets

G. Represents expenses paid to third party advisors related to debt refinancing activities

GMS
GYPSUM MANAGEMENT & SUPPLY, INC.®

17

Leverage Summary

($ mm)	4/30/23 LTM	7/31/23 LTM	10/31/23 LTM	1/31/24 LTM	4/30/24 LTM
Cash and cash equivalents	$165	$81	$77	$88	$166
Revolving Credit Facilities	$110	$113	$81	$29	$270
First Lien Term Loan (1) (2)	497	493	494	493	491
Senior Notes (3)	346	346	346	346	347
Capital Lease Obligations	137	136	150	158	169
Installment Notes & Other (4)	8	13	6	4	4
Total Debt	**$1,099**	**$1,102**	**$1,076**	**$1,031**	**$1,281**
Total Net Debt	**$934**	**$1,021**	**$1,000**	**$942**	**$1,114**
PF Adj. EBITDA (5)	**$675**	**$678**	**$647**	**$629**	**$640**
Total Debt / PF Adj. EBITDA	**1.6x**	**1.6x**	**1.7x**	**1.6x**	**2.0x**
Net Debt / PF Adj. EBITDA	**1.4x**	**1.5x**	**1.5x**	**1.5x**	**1.7x**

GMS
GYPSUM MANAGEMENT & SUPPLY, INC.

(1) Net of unamortized discount of $0.3mm, $2.5mm, $2.4mm, $2.3mm and $2.0mm as of April 30, 2023, July 31, 2023, October 31, 2023, January 31, 2024, and April 2024 respectively.
(2) Net of deferred financing costs of $2.1mm, $4.1mm, $3.9mm, $3.8mm and $4.4mm as of April 30, 2023, July 31, 2023, October 31, 2023, January 31, 2024, and April 2024 respectively.
(3) Net of deferred financing costs of $4.1mm, $3.9mm, $3.8mm, $3.6mm and $3.4mm as of April 30, 2023, July 31, 2023, October 31, 2023, January 31, 2024, and April 2024 respectively.
(4) Net of unamortized discount of $0.1mm and $0.1mm as of April 30, 2023 and July 31, 2023 respectively.
(5) For a reconciliation Pro Forma Adjusted EBITDA to net income, the most directly comparable GAAP metric, see Appendix

18

19 Adjusted Gross Profit Reconciliation

20 Net Income to Adjusted EBITDA Outlook Reconciliation Q1 FY25 Net Income $77 - $79 Interest expense, net 18.6 - 19.2 Provision for income taxes 26.1 - 26.9 Depreciation and amortization expense 35.2 - 36.3 Other Adjustments 3.0 Adjusted EBITDA $160 - $165 $ in millions